UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 18, 2025

Invivyd, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40703	85-1403134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Trapelo Road, Suite 178 Waltham, MA	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 819-0080

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	IVVD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On April 18, 2025 (the “Closing Date”), Invivyd, Inc. (the “Company”), entered into a Loan and Security Agreement (the “Loan Agreement”), between the Company, as borrower, and Silicon Valley Bank, a Division of First-Citizens Bank & Trust Company, as lender (the “Lender”). The Loan Agreement provides for a senior secured term loan facility in an aggregate principal amount of up to $30 million (the “Term Facility”) consisting of (a) Term A Loans in an aggregate principal amount of up to $10 million, which shall be available to be drawn from and after August 15, 2025 through December 31, 2026 upon compliance with certain financial covenants and conditions, (b) Term B Loans in an aggregate principal amount of up to $10 million, which shall be available to be drawn during the period commencing on the date of the achievement of certain net product revenue milestones and ending on June 30, 2027, and (c) Term C Loans in an aggregate principal amount of up to $10 million, which shall be available to be drawn during the period commencing on the date of the achievement of certain net product revenue milestones and ending on June 30, 2027. The proceeds of the Term Facility may be used for working capital and general business purposes.

The loans under the Term Facility (i) are due and payable on March 1, 2029 (the “Maturity Date”) and (ii) bear interest that is payable monthly (commencing with the month in which any loans are funded under the Term Facility) in arrears at a per annum rate (subject to increase during an Event of Default (as defined in the Loan Agreement)) equal to the greater of (x) the Wall Street Journal prime rate minus 0.25% (subject to a 9.00% cap) and (y) 6.00%. Commencing on April 1, 2027 (which date may be extended to April 1, 2028 upon the achievement of certain net product revenue milestones (the “Interest-Only Period Extension”)), the Company is required to repay the principal of the Term Facility in 24 consecutive equal monthly installments (or, in the case of the Interest-Only Period Extension, 12 consecutive equal monthly installments). At maturity, or if earlier prepaid, the Company will also be required to pay a final payment fee equal to 4.50% of the aggregate principal amount of the loans advanced under the Term Facility. The Loan Agreement provides for an unused term loan commitment fee equal to 1.00% of the Term Facility upon the earliest to occur of (1) July 1, 2027, (2) the occurrence of an event of default under the Loan Agreement and (3) the termination of the Loan Agreement; provided, that such fee will be waived by the Lender in the event that the Company has requested and the Lender has funded any loans under the Term Facility prior to such date.

The Company may make a voluntary prepayment of loans under the Term Facility, in whole but not in part, at any time. All prepayments of the Term Facility (including as a result of the acceleration of the Term Facility following an event of default under the Loan Agreement) are subject to the payment of prepayment premiums as follows: (i) if prepayment occurs on or prior to the 1st anniversary of the Closing Date, an amount equal to 3.0% of the aggregate outstanding principal amount of the Term Facility being prepaid, (ii) if prepayment occurs after the 1st anniversary of the Closing Date and on or prior to the 2nd anniversary of the Closing Date, 2.0% of the aggregate outstanding principal amount of the Term Facility being prepaid, (iii) if prepayment occurs after the 2nd anniversary of the Closing Date and on or prior to the 3rd anniversary of the Closing Date, 1.0% of the aggregate outstanding principal amount of the Term Facility being prepaid and (iv) if prepayment occurs after the 3rd anniversary of the Closing Date, an amount equal to 0.0% of the aggregate outstanding principal amount of the Term Facility being prepaid.

The obligations of the Company under the Loan Agreement are secured by a pledge of substantially all of the Company’s assets, excluding intellectual property. Certain of the Company’s future subsidiaries, if any, will be required to become co-borrowers under the Loan Agreement or guarantee the obligations of the Company under the Loan Agreement. In addition, such subsidiaries will be required to pledge substantially all of their assets, excluding intellectual property, to secure the obligations of the Company under the Loan Agreement. None of the Company’s subsidiaries in existence as of the Closing Date were required to be co-borrowers or guarantors or to so pledge their assets.

The Loan Agreement contains affirmative and negative covenants customary for financings of this type, including limitations on the Company’s and its subsidiaries’ abilities, among other things, to incur additional debt, grant or permit additional liens, make investments and acquisitions, merge or consolidate with others, dispose of assets, pay dividends and distributions, enter into affiliate transactions and change its line of business, in each case, subject to certain exceptions. In addition, the Loan Agreement contains quarterly financial covenants requiring the Company to maintain (a) commencing at the end of the quarter following the advance of any loans under the Term Facility, a certain amount of minimum net product revenue and (b) commencing with the quarter ending December 31, 2025 (or, if earlier, commencing at the end of the quarter following the advance of greater than $15 million of loans under the Term Facility), either (i) a certain amount of minimum EBITDA or (ii) minimum unrestricted cash and cash equivalents in an amount equal to or greater than the greater of (x) an amount equal to the sum of the Company’s six-month Cash Burn (as defined in the Loan Agreement) and the aggregate amount of loans outstanding under the Term Facility and (y) the aggregate amount of loans outstanding under the Term Facility multiplied by two (the “Minimum Cash Threshold”). In addition, if the Company no longer maintains active sales of a product in the U.S., it will be required to maintain the Minimum Cash Threshold at all times.

The Loan Agreement also contains representations and warranties of the Company customary for financings of this type. Such representations and warranties (i) are intended not as statements of fact, but rather as a way of allocating the risk between the parties to the Loan Agreement, (ii) have been qualified by reference to confidential disclosures made by the parties in connection with the Loan Agreement and (iii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Loan Agreement is included with this filing only to provide investors with information regarding the terms of the transaction, and not to provide stockholders or other investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Loan Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The Loan Agreement also includes events of default customary for financings of this type, in certain cases subject to customary periods to cure, following which the Lender may accelerate all amounts outstanding under the Term Facility.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the transactions contemplated by the Loan Agreement on the Closing Date set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On April 21, 2025, the Company issued a press release announcing entry into the Loan Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1†	Loan and Security Agreement, dated April 18, 2025, between Invivyd, Inc. and Silicon Valley Bank, a Division of First-Citizens Bank & Trust Company
99.1	Press Release, dated April 21, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Certain portions of this exhibit (indicated by asterisks) have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVIVYD, INC.

Date: April 21, 2025	By:	/s/ Jill Andersen
Jill Andersen
Chief Legal Officer and Corporate Secretary